UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TIANCI INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	45-5540446
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Unit B, 10/F., Ritz Plaza, No.122 Austin Road, Tsim Sha Tsui,
Kowloon, Hong Kong	999077
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-280089

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Tianci International, Inc. (the “Company”) hereby incorporates by reference the description of its Common Stock, par value $0.0001 (the “Shares”) to be registered hereunder, set forth under the heading “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-280089), originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on June 10, 2024, and as amended on July 17, 2024, September 5, 2024, September 27, 2024, November 1, 2024, December 10, 2024, February 19, 2025, March 14, 2025 (as amended from time to time, the “Registration Statement”), and any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, which information shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 8, 2025	TIANCI INTERNATIONAL, INC.

	By:	/s/ Shufang Gao
	Name:	Shufang Gao
	Title:	Chief Executive Officer

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